UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): September 15, 2021

iCap Vault 1, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-236458	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3535 Factoria Blvd. SE, Suite 500

Bellevue, WA 98006

(Address of principal executive offices)

(425) 278-9030

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Indicate by check mark whether each registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

On September 15, 2021, iCap Vault 1, LLC (the “Company”), entered into a Placement Agent Agreement for Foreign Marketer (the “Agreement”) with Xiaojia Liao (the “Foreign Marketer”). Pursuant to the terms of the Agreement, iCap Vault Management, LLC, the Company’s manager (the “Manager”) appointed the Foreign Marketer to effect sales of certain secured promissory notes of the Company (the “Notes”), on a best efforts basis, for the account of the Company. The Notes are being offered to non-U.S. persons, upon the terms and subject to the conditions set forth in the Confidential Private Placement Memorandum dated October 1, 2018, as amended or supplemented (the “Memorandum”). The Notes are subject to a minimum investment of $1,000 per purchaser and the offering is for a maximum of $500,000,000 of Notes. Offers and sales of the Notes may only be made in accordance with the terms of the offering as set forth in the Memorandum. The Foreign Marketer agreed to take all steps necessary to ensure the offering is made in compliance with all U.S. laws and regulations including, but not limited to, Regulation S under the Securities Act of 1933, as amended. The Foreign Marketer also agreed not to offer or sell Notes to any person who is not eligible to purchase the Notes pursuant to the laws and regulations applicable to such purchase of Notes.

In consideration for Foreign Marketer’s services in soliciting and obtaining purchasers of Notes, the Company agreed to pay to Foreign Marketer a sales commission equal to 1% per year of the average daily balance of the aggregate principal amount of the Notes sold to investors, not including accrued interest, payable over four calendar quarters at a rate of 0.25% per quarter.

Either party may terminate the Agreement at any time, effective immediately, by giving written notice to the other party. The Agreement will automatically terminate with no further action by either party if the Foreign Marketer ceases to be a member in good standing with the regulatory authorities or self-regulatory organizations with which the Foreign Marketer is registered under applicable law of the jurisdictions in which the Foreign Marketer attempts to sell the Notes.

The Agreement contains customary representations and warranties and indemnification provisions.

The foregoing description of the Agreement is qualified in its entirety by reference to the complete terms and conditions of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2021, iCap Enterprises, Inc., the sole member of the Manager (“iCap Enterprises”), appointed Francis Gannon as a manager, to serve on the Manager’s board of managers, and approved the hiring of Mr. Gannon to serve as the Manager’s Chief Financial Officer. Immediately thereafter, also on September 17, 2021, the managers of the Manager approved the appointment of Mr. Gannon as Chief Financial Officer of the Company.

Mr. Gannon, age 54, has served as Chief Financial Officer of the Company since September 17, 2021. He has also served as Chief Financial Officer and member of the Manager’s board of managers since September 17, 2021. Mr. Gannon has been a Certified Public Accountant since 1991 and is a member of the American Institute of Certified Public Accountants and Pennsylvania Institute of Certified Public Accountants. Mr. Gannon has more than twenty years of experience servicing a variety of public and non-public companies in the emerging and middle marketplaces. Mr. Gannon’s industry experience is broad and includes venture capital and private equity, manufacturing, wholesale distribution, telecommunications, oil & gas logistics, computer software, biotechnology, financial services, and benefit plans, among others. Mr. Gannon has extensive experience in accounting, auditing, financial reporting, business and financial analysis, and accounting and operational process development, including U.S. GAAP, IFRS and SEC reporting.

Most recently, Mr. Gannon was the Chief Financial Officer of Foresters Financial Services, Inc., a financial services complex which included five operating companies: a broker-dealer, investment manager, registered investment advisor, transfer agency and a life insurance company. He served as Chief Financial Officer of Foresters Financial Services, Inc. from 2013 to 2021. During his time there, he led the strategy, accounting and finance efforts of the firm. Previously, Mr. Gannon was the Corporate Controller for Allied Barton Security Services. During his time there, he directed the company’s finance and accounting activities and was also a key contributing architect in the design of the corporate governance structure. In addition, Mr. Gannon was the East Region leader of technical accounting and reporting for Jefferson Wells International where he led both the development of the practice and the delivery of its service offerings. In addition, he served as a subject matter expert for the U.S. firm on U.S GAAP, SEC and IFRS matters. From 1999 to 2008, Mr. Gannon was a senior manager in the Global Strategic Growth Markets Group in the MidAtlantic Area of Ernst & Young, LLP. During his nine years at Ernst & Young, he led teams and coordinated all aspects of service delivery to domestic and international audit and advisory clients.

Mr. Gannon is a graduate of LaSalle University, where he received his Bachelors of Science in Accounting.

Mr. Gannon does not hold, and has not previously held, any directorships in any reporting companies.

Mr. Gannon will not receive any additional compensation for his services as Chief Financial Officer. The Company does not have any employees and does not currently intend to hire any employees who will be compensated directly by the Company. Each of the executive officers of the Manager, including Mr. Gannon, receives compensation for his or her services, including services performed for the Company on behalf of the Manager, from iCap Enterprises. As executive officers of the Manager, these individuals, including Mr. Gannon, manage the Company’s day-to-day affairs and acquire, maintain, promote and sell the assets constituting the portfolio investments. Although the Company indirectly bears some of the costs of the compensation paid to these individuals, through fees the Company pays to the Manager, the Company does not intend to pay any compensation directly to these individuals.

The Company does not compensate anyone on the board of managers of the Manager, including Mr. Gannon.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Placement Agent Agreement for Foreign Marketer, entered into on September 15, 2021, by and between iCap Vault 1, LLC and Xiaojia Liao.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iCap Vault 1, LLC
	By:	iCap Vault Management, LLC, its manager

Dated: September 21, 2021	By:	/s/ Chris Christensen
Chris Christensen
Chief Executive Officer